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                                                                   EXHIBIT 10.35


                             MILK SUPPLY AGREEMENT*

         This Agreement is entered into as of the 17th day of February, 1998, by and between Dairy Farmers of America, Inc. ("Seller") and Southern Foods Group, L.P. ("Buyer"). Seller is in the business of marketing unprocessed Grade A milk ("Milk"). [omitted pursuant to a request for confidential treatment]

         1.      Requirements.

         [omitted pursuant to a request for confidential treatment]


         2.      Sources of Supply.

         [omitted pursuant to a request for confidential treatment]

         3.      Prices.

         [omitted pursuant to a request for confidential treatment]



* Portions of the Milk Supply Agreement have been omitted pursuant to a request for confidential treatment. The omitted portions will be filed separately with the Commission.
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         4.      Term.

                 (a) The initial term of this Agreement shall commence on January 1, 1998, and shall, unless earlier terminated as provided herein, continue through December 31, 1998. This Agreement shall continue on a yearly basis thereafter, unless either party elects to terminate this Agreement by giving twelve (12) months prior written notice to the other party specifying a termination date.

         5.      Manner of Payment.

         Buyer shall pay Seller for all Milk received during any calendar month at Seller's address set forth in Section 26 below, or at such other location designated by Seller from time to time. The payment dates and the other terms of payment shall be governed by the applicable Federal Milk Marketing Order. If such Federal Milk Marketing Order is terminated, payment due dates in this Agreement will be the same as specified in the terminated Federal Milk Marketing Order.

         6.      Transportation of Milk.

         Seller shall be responsible for the transportation and delivery of Milk purchased and sold hereunder to Buyer. Transportation and delivery of Milk shall be at Seller's sole risk and expense, and Seller shall have full control over the method of transportation.

         7.      Schedule of Deliveries.

                 (a) Buyer will order its weekly Milk requirements for the Plant from Seller on Thursday for delivery the following Sunday through Saturday. Buyer shall specify the schedule and times of delivery.

                 (b) The parties hereto recognize that due to normal but unanticipated business occurrences, it may be necessary from time to time for Buyer to increase or decrease the amount of Milk ordered during the week it is to be delivered. Buyer agrees to minimize these occurrences as much as possible under the circumstances, and Seller agrees on such occasions to accommodate Buyer's needs as rapidly as possible under the circumstances.

                 (c) Seller will make all reasonable efforts to supply Buyer's Milk every day with loads from the same producers.

         8.      Insufficient Milk Supply.

         In the event that Seller does not, at any time during the term of this Agreement or any extension hereof, have on hand sufficient supplies of milk to meet all of its outstanding obligations, including Buyer's requirements of Milk hereunder, Seller shall be obligated to





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acquire from other sources sufficient supplies of milk of the same quality as contracted for hereunder to satisfy Buyer's requirements of Milk, and Seller's failure to do so hereunder shall entitle Buyer, in its sole discretion, to (a) terminate this Agreement in accordance with the provisions of Section 16 hereunder, or (b) purchase Milk from other suppliers, in which event (i) Buyer's obligation to purchase its requirements of Milk from Seller as provided in Section 1 hereof shall be reduced to the extent of any such purchases from other suppliers, and (ii) Seller shall pay Buyer for the difference in price (including, without limitation, the cost for hauling the Milk to the Plant from up to 2,000 miles away) between what Buyer would have paid hereunder and what Buyer has to pay such other suppliers.

         9.      Quality of Milk.

         Seller represents, warrants and agrees that:

                 (a) Seller shall comply with all laws and governmental rules and regulations applicable to the production, storage and delivery of Milk to be delivered to Buyer hereunder, and shall use reasonable commercial efforts to assure that the dairy farmers producing Seller's milk do likewise;

                 (b) all Milk purchased and sold hereunder shall, when delivered, meet all standards for Grade A fluid milk as prescribed under the applicable laws, as amended from time to time, of the United States and the respective states in which the Plant to which such Milk is delivered hereunder is located, and the laws or ordinances of any municipalities or other political subdivisions in which the Milk is produced or sold;

                 (c) all Milk purchased and sold hereunder shall, when delivered, be reasonably acceptable as to flavor, odor and appearance;

                 (d) Seller will make all reasonable efforts to insure that all Milk purchased and sold hereunder shall be shipped directly by Seller from dairy farmers; and

                 (e) all Milk, when delivered, shall meet the following standards of Buyer in addition to those set forth in subparagraphs 9(a) - 9(c) above;

                          (i) the temperature shall be no greater than 40 degrees F., but Buyer may allow exceptions to this requirement on a reasonable number of loads when circumstances make it impossible to meet this requirement;

                          (ii) The titratable acidity ("T.A.") shall not exceed .16% (unless a T.A. variance has been granted by Buyer for a particular area);

                          (iii)   the sediment test shall be less than #3 pad;

                          (iv) the freezing point shall be lower than or equal to -.530 degrees C.; and





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                          (v)     the standard plate count ("SPC") shall be
         less than 100,000 bacteria per milliliter;

                          (vi) the somatic cell count shall be less than 750,000 per milliliter.

         10.     Indemnification.

                 (a) Seller agrees to defend, indemnify and hold harmless Buyer, its subsidiaries and affiliates and its and their agents, officers, directors, employees, representatives, successors and permitted assigns from and against all obligations, liabilities, damages, penalties, fines, violations, claims, causes of action, suits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) (together, "Losses") that Buyer may suffer, arising out of, resulting from or connected with (i) the negligent acts or omissions of Seller in the performance of this Agreement, and/or (ii) Seller's breach of the representations, warranties and agreements set forth in Section 9 hereof.

                 (b) Buyer agrees to defend, indemnify and hold harmless Seller, its subsidiaries and its affiliates and its and their agents, officers, directors, employees, representatives, successors and permitted assigns from and against all Losses that Seller may suffer arising out of, resulting from or connected with the negligent acts or omissions of Buyer in the production and sale of products containing Milk to third parties.

                 (c) The obligations of Seller and Buyer in this Section 10 shall survive the termination or cancellation of this Agreement for any reason whatsoever.

         11.     Testing and Rejection of Milk.

         Before pumping Milk into Buyer's first receiving tank, Buyer shall (a) test Milk for antibiotics using the Charm or Snap tests, and (b) sample Milk for flavor, odor, appearance, aridity, temperature, freezing point and sediment. Prior to title to the Milk passing to Buyer as provided in Section
12, Buyer shall have the right to reject any and all Milk which does not meet the requirements of Section 9. Repeated tests of Milk from a dairy farmer route (such as, but not limited to, 3 out of 5 consecutive loads of Milk) exceeding the specifications of Section 9(d)(v) for SPC shall constitute grounds for Buyer's rejection of any future loads of Milk from such route until Buyer is satisfied that such route's SPC has been improved to meet the standards set forth in Section 9(d)(v). Buyer shall promptly give notice to Seller of any rejection of Milk and the reasons for such rejection. Provided that (i) Seller has supplied all of Buyer's requirements for Milk at a particular Plant for a particular period and (ii) Buyer has not commingled such Milk with Milk purchased from another supplier as permitted under the terms of this Agreement, Buyer may, within a reasonable time after delivery, reject Milk which does not comply with the requirements set forth in Section 9 ("Returned Milk") for which title has passed to Buyer as provided in Section 12, and such Returned Milk shall be disposed of by Buyer in accordance with timely instructions, if any, from Seller. Seller agrees to pay Buyer for all reasonable costs actually incurred by Buyer in storing, handling and disposing of Returned Milk. The disposition of Returned Milk shall be under the control of Seller unless, within 12 hours after notice of





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rejection is given to Seller by Buyer, Seller fails to furnish Buyer with instructions regarding the disposal of Returned Milk, in which event Buyer shall dispose of the Returned Milk at Seller's expense without liability therefor. The foregoing obligation of Buyer to dispose of Milk, however, shall be subject to Buyer's right to reject immediately any tanker which contains Milk that fails to meet the requirements of Section 9.

         12.     Title.

         Title and risk of loss to all Milk delivered to Buyer hereunder shall remain with Seller until such Milk is delivered to Buyer's Plant, Buyer's hose is connected to the tanker, and the tanker valve has been opened, at which time title shall pass to Buyer.

         13.     Excuse for Nonperformance.

         In the event that either Buyer or Seller is unable to perform hereunder due to a strike, lockout, other labor trouble, riot, war, enemy act, blackout, rebellion, quarantine of plant, fire, earthquake, or other Act of God (a "Force Majeure Event"), such party shall not be liable hereunder for nonperformance of this Agreement during the time or continuance of such Force Majeure Event. The party who is unable to perform due to a Force Majeure Event agrees to use reasonable efforts to mitigate any hardship suffered by the other party during any period when performance is excused under the provisions of this Section. Failure on the part of Seller to deliver or on the part of Buyer to receive Milk for any of the reasons set forth in this Section 13 shall not be deemed a ground for the termination or cancellation of this Agreement; provided, however, if Seller is unable to deliver Milk due to a Force Majeure Event, Buyer may purchase the same from other suppliers, in which event Buyer's obligation to purchase its requirements of Milk from Seller as provided in
Section 1 above shall be temporarily reduced to the extent of any such purchases from such other suppliers. Buyer's obligation to purchase its requirement of Milk from Seller as provided in Section 1 above shall resume upon Seller providing Buyer with written notice that the Force Majeure Event which prevented Seller from delivering Milk to Buyer no longer exists.

         14.     Weights and Butterfat Tests.

         Seller's invoices to Buyer shall, in support of payment by Buyer for the prices charged therein, set forth for each delivery all weights and butterfat tests of all Milk delivered. Seller's weights and butterfat tests shall be used as the purchase weight and butterfat tests, subject to adjustment by the Federal Milk Market Administrator.

         15.     Compliance With All Laws, Rules and Regulations.

         Buyer and Seller each warrants that it will in every manner of its business comply with and conform to all federal, state and local laws, rules and regulations governing the subject matter of this Agreement. Any breach of said warranty or claim of breach shall be the sole responsibility of the party in breach, or claimed to be in breach, and said party shall, for said breach, indemnify, defend and hold the other party free and harmless from and against any loss





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or expense arising therefrom. The foregoing indemnity shall be in addition to and not in limitation of the indemnities provided in Section 10 hereof and shall survive the termination or cancellation of this Agreement for any reason whatsoever.

         16.     Default or Breach.

         Excepting out Section 3 and subject to Section 13 hereof, if either of the parties hereto shall breach any of the provisions hereof or default in the performance of any of the terms, conditions, covenants, obligations or agreements herein made or agreed to be kept or performed under the terms of this Agreement by said party, and such default or breach shall continue for a period of thirty (30) consecutive days after written notice to said party specifying the default or breach, then the party not in default may declare this Agreement terminated and shall be under no further obligation hereunder, and/or the party not in default may take such other action as may be available. Notwithstanding the foregoing and subject to Section 13 hereof, in the event that Seller does not deliver sufficient supplies of Milk to meet Buyer's requirements hereunder, whether from Seller's own sources or from third parties as required by Section 8 hereof, Buyer, in its sole discretion, may declare Seller in default under this Agreement and may terminate this Agreement within 24 hours if such default is not remedied within such 24 hour period and/or Buyer may take such other action as may be available to Buyer.

         17.     Sale of Plant.

         Notwithstanding anything contained in this Agreement to the contrary, upon the sale, exchange or closing of any Plant by Buyer during the term of this Agreement or any extension hereof, Buyer and Seller shall have the option, following thirty (30) days' notice to Seller, to either (a) terminate this Agreement with respect to such Plant, or (b) subject to the prior written approval of Seller, which approval will not be reasonably withheld, assign this Agreement (as it relates to such Plant) to the purchaser of such Plant. In the event that Buyer acquires a Plant or sells, replaces or exchanges a Plant for another milk plant (individually "New Milk Plant", collectively "New Milk Plants") in the same geographic area, Buyer shall substitute such New Milk Plant for such Plant under the terms hereunder, and in such event this Agreement shall continue in full force and effect and shall thereafter include the New Milk Plant.

         18.     Arbitration.

         Excepting out Section 3 and unless otherwise provided herein, should any controversy arise between the parties relating to this Agreement, it shall be settled by arbitration as provided herein. Each party will select and appoint one arbitrator who is a person familiar with the subject of this Agreement. The two arbitrators so appointed will select and appoint a third arbitrator who possesses like qualifications within ten (10 days after the date on which the last of these first two such arbitrators was appointed. If the arbitrators fail to appoint a third, then such arbitrator shall be appointed in accordance with Section 15 of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A decision in writing of any two of the arbitrators will be binding and conclusive on both parties to this Agreement. If either party fails to appoint an arbitrator as required by this Section within ten (10) days after receiving written notice from





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the other party to do so, then the arbitrator for such party shall be selected by the AAA in the method designated for selecting a neutral arbitrator. Such neutral arbitrator shall thereafter be considered the appointed arbitrator for such party. The costs, expenses and fees of the arbitrators will be borne equally by the parties. The arbitration proceedings shall be held in Dallas County, Texas. This Section 18 shall constitute a written agreement to submit to arbitration. Except as modified herein, arbitration shall be governed by the provisions of the Commercial Arbitration Rules of the AAA.

         19.     Confidentiality.

         Buyer and Seller agree to keep the terms and conditions of this Agreement confidential. Nothing in this Agreement shall prevent either party from disclosing the existence or terms and conditions of this Agreement to its Board of Directors, officers and employees or to proper governmental regulatory authorities, if requested to do so; however, such disclosure shall be made only after notification to the other party and after notifying the Board of Directors, officers and employees or to the governmental regulatory authority that the document is to be treated as a confidential business record not to be disclosed to competitors of Buyer or Seller.

         20.     Assignment.

         Subject to Buyer's right to assign this Agreement as provided in
Section 17 hereof, neither party to this Agreement may transfer, assign or otherwise convey any rights or delegate any duties or obligations hereunder without the prior written consent of the other party.

         21.     No Waiver, Amendment.

         The failure of any party hereto at any time or times to require performance of any provision hereof will in no manner affect its right at any later time to enforce such provision. No waiver by either party of any condition or of any breach of any term, covenant or representation or warranty contained in this Agreement will be effective unless given in writing, and no waiver in any one or more instances will be deemed to be a further or continuing waiver of any such condition or breach in other instances or waiver of any other condition or breach of any other term, covenant, representation or warranty. The remedies available hereunder are cumulative, and the exercise of any one or more of the remedies provided herein or otherwise available in law or in equity shall not be construed as a waiver of any of the other remedies available. Except as otherwise specified in Section 3 hereof or elsewhere herein, this Agreement can be amended only by a writing signed by both parties hereto. If Buyer acquires or otherwise begins to operate one or more New Milk Plant(s) after the date hereof, Buyer shall promptly give Seller notice of such fact and the addresses of such New Milk Plant(s), and such New Milk Plant(s) shall automatically be added to Schedule A hereto as plants to be covered by this Agreement.

         22.     Governing Law.

         This Agreement and its application shall be governed by the laws of the State of Texas.





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         23.     Captions.

         Any captions to or headings of the Sections of this Agreement are solely for the convenience of the parties, are not a part of this Agreement, and shall not be used for interpretation or determination of the validity of this Agreement or any part thereof.

         24.     Severability.

         All provisions of this Agreement, and all portions of such provisions, are intended to be, and shall be, independent and severable, and in the event that any provision or portion thereof is determined to be unlawful, invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision, or portion thereof, of this Agreement, and all other provisions and portions thereof shall continue to be valid and enforceable.

         25.     Counterparts.

         This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         26.     Notice.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by telecopy, or sent by United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, in each case to the following addresses of the respective parties.

         If to Buyer:

                          Southern Foods Group, L.P.
                          3114 South Haskell
                          Dallas, TX 75223
                          Attention: Pete Schenkel
                          Fax: (214) 824-1526

         If to Seller:

                          Dairy Farmers of America, Inc.
                          3253 East Chestnut Expressway
                          Springfield, Missouri 65802
                          Attention: David A. Geisler
                          Fax: (417) 865-1093

         The parties agree that any notice required or permitted by this Agreement may be made by a facsimile to be confirmed in writing within ten (10) days to the fax numbers set forth above.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DAIRY FARMERS OF AMERICA, INC.         SOUTHERN FOODS GROUP, L.P.

By:   /s/                              By:   /s/ PETE SCHENKEL
      ------------------------               ------------------------

Its:  President & CEO                  Its:  President & CEO
      ------------------------               ------------------------

Date: February 11, 1998                Date: February 17, 1998
      ------------------------               ------------------------





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                                   SCHEDULE A

                                     PLANTS


         [omitted pursuant to a request for confidential treatment]








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                                   SCHEDULE B

                                     PLANTS





         [omitted pursuant to a request for confidential treatment]









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                                   SCHEDULE C

                                     PLANTS




         [omitted pursuant to a request for confidential treatment]




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